AMENDED AND RESTATED CONSULTING AGREEMENT

THIS AMENDED AND RESTATED CONSULTING AGREEMENT (“Agreement”) is made and entered into as of Oct 23, 2026 (the “Effective Date”) by and Cardiff Oncology, Inc., a Delaware corporation (“Cardiff Oncology” or the “Company”) and Leila Alland Md Consultancy LLC, New Jersey limited liability company (“Consultant”). This Agreement amends, restates and supersedes in its entirety, from and after the Effective Date, that certain Consulting Agreement, dated September 16, 2026, by and between the parties (the “Prior Agreement”); provided, however, that nothing in this Agreement shall release, waive or otherwise affect any rights or obligations of either party under the Prior Agreement arising or accrued prior to the Effective Date, including Consultant’s right to payment of all fees and reimbursement of all expenses for Services performed or incurred prior to the Effective Date, and the Prior Agreement shall continue to govern all Services performed and all acts and omissions occurring prior to the Effective Date.

In consideration of the mutual promises contained herein, the Company and Consultant agree as follows:

1.
Scope of Activity. Consultant agrees to engage in the activities and to carry out the projects and functions specified on the Description of Work attached hereto as Exhibit A, on the terms and conditions set forth herein and on such Description of Work (the “Services”). The parties may amend Exhibit A from time to time to add additional Services or projects to the Description of Work, or to amend the terms of existing Services or projects, provided that any such amendment to Exhibit A must be executed by both parties. Consultant shall determine the manner, method and means of performing the Services and shall control the scheduling of Consultant’s time, provided that Consultant shall use reasonable efforts to accommodate the Company’s reasonable scheduling requests. Consultant represents, warrants and covenants that Consultant will perform the Services under this Agreement in a timely, professional and workmanlike manner and that all materials and deliverables provided to Company will comply in all material respects with the requirements set forth in the Description of Work. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 1, CONSULTANT MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED OR STATUTORY, AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. Consultant does not guarantee any particular result, outcome, regulatory approval, financing or other business or clinical outcome from the Services.

Payment for Services. In consideration for Consultant’s Services, the Company shall pay Consultant the fees and other compensation set forth on Exhibit A, subject to the limitations, terms and conditions therein. The parties agree that the compensation referred to in this Section 2 constitute full and complete consideration for Consultant’s performance of the Services hereunder actually performed, for all rights acquired by the Company, and all of Consultant’s representations, warranties, and agreements hereunder. The Company shall also reimburse Consultant for reasonable and necessary, pre-approved, out-of-pocket expenses in connection with the Services furnished hereunder. Consultant shall be compensated for travel time reasonably required in connection with the Services at [50]% of the applicable hourly rate, and shall be reimbursed for reasonable travel expenses at the standard set forth on Exhibit A. Consultant will submit monthly invoices to the Company electronically at: ap@cardiffoncology.com for the Services rendered and any pre-approved expenses incurred within 15 business days after the last business day of the preceding month. The Company shall remit payment within 30 days following receipt of such an invoice.

2.
Term and Termination.

(a)
This Agreement shall commence on the Effective Date and remain in effect until the earlier of (a) April 22, 2027, or (b) the date on which all Services have been completed, unless earlier terminated in accordance with this Section 3. Thereafter, this Agreement may be extended by mutual agreement in writing by the parties.

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(b)
Subject to the terms of Section 3(d), this Agreement may be terminated immediately by either party if the other party is in material breach of this Agreement and fails to cure such breach within 15 days after written notice describing the breach in reasonable detail. A breach giving rise to termination of this Agreement may include failure by the Company to pay any amount due to Consultant hereunder, and may include Consultant not performing the Services in compliance with the Description of Work or failure to perform such Services in conformity with the Company’s reasonable standards.

(c)
This Agreement may be terminated by either party for convenience, with or without cause, upon 30 days’ prior written notice to the other party. Upon any such termination, the Company shall pay Consultant, in accordance with Section 2, for all Services performed and all reasonable reimbursable expenses incurred through the effective date of termination, and Consultant shall have no obligation to refund any amounts previously paid.

In addition, (i) the Company may immediately terminate this Agreement in the event of any breach by Consultant of the obligations contained in Sections 5, 6, 7 or 8 hereof, and (ii) each party may immediately terminate the Agreement if the other party dissolves, liquidates, ceases to conduct business, or becomes insolvent or seeks protection pursuant to any bankruptcy, receivership, trust deed, creditors arrangement or comparable proceeding, or such proceeding is instituted against such other party and not dismissed within 60 days.

3.
Relationship of Parties.

(a)
It is agreed that Consultant’s services are made available to the Company on the basis that Consultant shall retain Consultant’s individual professional status and is an independent contractor to the Company and not a Company employee. Nothing in this Agreement is intended to, or shall be construed to, create a partnership, agency, joint venture, employment or similar relationship. Consultant shall use Consultant’s own discretion in performing the tasks assigned, subject to the general direction of the Company and subject to the express condition that Consultant shall at all times comply with applicable law. Consultant shall supply all of the tools and materials required for performance of the Services, except to the extent the Company makes its own facilities, systems, equipment, materials or personnel available to Consultant, and shall work out of Consultant’s offices to the extent practicable.

(b)
Consultant will not be eligible for any Company employee benefits and the Company will not make deductions from its fees to Consultant for taxes, insurance, bonds or any other subscription of any kind. Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement.

(c)
Consultant acknowledges and agrees that Consultant is obligated to report as income and pay all applicable taxes in a timely manner on all compensation received by Consultant pursuant to this Agreement, and Consultant agrees to indemnify and hold harmless the Company from any obligation imposed on the Company to pay income or self-employment taxes properly payable by Consultant on amounts paid to Consultant hereunder. The foregoing indemnity excludes any interest, penalty, assessment or other amount arising out of the Company’s own acts or omissions, including the Company’s characterization of Consultant’s status, the Company’s exercise of direction or control over the manner or means of the Services, or the Company’s failure to file or report accurately.

(d)
If required by law, Consultant shall maintain workers’ compensation, health insurance and disability insurance. Consultant shall not be required to procure or maintain insurance beyond that which Consultant carries in the ordinary course of business or is required to carry by applicable law; any additional

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coverage, higher limits or additional-insured endorsement requested by the Company shall be obtained at the Company’s expense. Nothing in this Section 4(d) expands Consultant’s obligations under this Section 4.

4.
Confidentiality.

(a)
“Confidential Information” means the proprietary information, technical data, trade secrets or know-how, including, but not limited to, ideas, works of authorship, research, product plans, products, services, customers, customer lists, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed by the Company or any affiliate of the Company either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment. Confidential information includes the foregoing regardless of whether such information relates to the Services, and includes information observed or overheard while Consultant is performing Services. Confidential Information does not include information which (i) has become publicly known and made generally available through no wrongful act of Consultant, (ii) has been rightfully received by Consultant from a third party who is authorized to make such disclosure, (iii) was known to or in the possession of Consultant prior to its disclosure by the Company, as shown by Consultant’s records or other reasonable evidence, or (iv) is or was independently developed by Consultant without use of or reference to the Company’s Confidential Information. Consultant may disclose Confidential Information to the extent required by applicable law, regulation, subpoena, court order or other governmental or regulatory authority, or by the rules or policies of any institution with which Consultant is affiliated, provided that Consultant (to the extent legally permitted) gives the Company reasonable prior written notice so that the Company may seek a protective order or other appropriate remedy, and discloses only that portion of the Confidential Information legally required to be disclosed. Consultant may also disclose Confidential Information to Consultant’s employees, subcontractors and professional advisors who have a need to know it for purposes of this Agreement and who are bound by confidentiality obligations no less protective than those set forth herein. Nothing in this Agreement limits Consultant’s right to communicate with, report possible violations of law to, or participate in any investigation by, any governmental or regulatory authority, or otherwise restricts any disclosure protected under applicable whistleblower or trade secret law, including 18 U.S.C. § 1833(b).

(b)
Consultant shall hold all Confidential Information in the strictest confidence and shall not, during the term of this Agreement for a period of five (5) years thereafter (or, with respect to any Confidential Information that constitutes a trade secret under applicable law, for so long as such information remains a trade secret), disclose any Confidential Information to any third parties nor use the Confidential Information for any purpose whatsoever other than the performance on behalf of the Company of the Services.. Without the Company’s prior written approval, Consultant shall not directly or indirectly disclose to anyone the terms and conditions of this Agreement, except (i) to Consultant’s legal, tax, financial and accounting advisors, (ii) as required by applicable law or by any institution with which Consultant is affiliated, and (iii) as necessary to enforce Consultant’s rights under this Agreement. The Company shall be subject to the same restriction with respect to the terms and conditions of this Agreement.

(c)
Consultant shall not, during the term of this Agreement, improperly use or disclose any trade secrets of any former or current employer or other person or entity with whom Consultant has an agreement or duty to keep in confidence information acquired by Consultant in confidence, if any, and Consultant shall not bring onto the premises of the Company any unpublished document or proprietary information belonging to such employer, person or entity unless consented to in writing by such employer, person or entity.

(d)
Consultant recognizes that the Company has received and in the future shall receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to

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maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes the Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company’s agreements with such third parties, provided the terms of such agreements are disclosed to Consultant.

(e)
Upon the termination of this Agreement, or upon the Company’s earlier request, Consultant shall deliver to the Company all of the Company’s property and Confidential Information in tangible form and all copies thereof that Consultant may have in Consultant’s possession or control and shall erase such material from all computer memories and storage devices within Consultant’s possession or control. Notwithstanding the foregoing, Consultant may retain one archival copy of Confidential Information solely to monitor Consultant’s continuing obligations under this Agreement or as required by applicable law or professional record-keeping requirements subject to the continuing confidentiality obligations of this Section 5. Consultant shall not be required to return, delete or destroy Consultant Background IP (as defined in Section 6(a)) or Consultant’s own working notes to the extent they do not contain Confidential Information. .

5.
Ownership.

(a)
Consultant agrees that with respect to all Services performed by Consultant hereunder in the future, all inventions, works of authorship, notes, drawings, designs, inventions, improvements, developments, discoveries, trade secrets, know-how, ideas, concepts, compilations, customer information and other commercially valuable information, as well as all derivatives and modifications thereof and thereto conceived, made or discovered by Consultant, solely or in collaboration with others, that are created specifically for the Company in the course of, and result directly from, the performance of the Services (collectively, “Work Product”), as well as all copyrights, trademarks, patents and other intellectual property rights therein and thereto, are the sole property of the Company.. Consultant agrees to maintain adequate and current records of all Work Product, which records shall be and remain the property of the Company. Consultant agrees to promptly disclose and describe to Company all Work Product. Consultant agrees to assign (or cause to be assigned) and does hereby irrevocably assign fully to the Company all right, title and interest in such Work Product and any copyrights, trademarks, patents, or other intellectual property rights relating thereto. To the extent any of the rights, title and interest in and to any Work Product cannot be assigned by Consultant to Company, Consultant hereby grants to Company an exclusive, royalty-free, transferable, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to fully use, practice and exploit those non-assignable rights, title and interest, including, but not limited to, the right to make, use, sell, offer for sale, import, have made, and have sold, such Work Product. To the extent any of the rights, title and interest in and to any Work Product can neither be assigned nor licensed by Consultant to Company, Consultant hereby irrevocably waives and agrees never to assert the non-assignable and non-licensable rights, title and interest against Company, any of Company’s successors in interest, or any of Company’s customers. Notwithstanding anything to the contrary herein, the Company shall have no obligation to use the Services or Work Product or to continue such use if commenced.

(b)
To the fullest extent permitted by applicable law, Consultant hereby waives, and agrees not to assert, any and all so-called “moral rights”, including the right to identification of authorship or limitation on subsequent modification, that Consultant has or may have in any materials or other deliverables assigned to the Company hereunder. Consultant has attached hereto, as Exhibit B, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets that were made by Consultant prior to the date hereof, that belong to Consultant and that relate to the Company’s proposed business and products, and that are not assigned to the Company; if such list is not attached or is left blank, Consultant’s

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prior inventions, original works of authorship, developments, improvements and trade secrets are nonetheless excluded from the Work Product and remain the sole property of Consultant, and no inference shall be drawn that no such items exist.

(c)
Consultant agrees to assist the Company, or its designee, at the Company’s expense (including reimbursement of Consultant’s reasonable out-of-pocket costs and, following the expiration or termination of this Agreement, compensation for Consultant’s time at Consultant’s then-current hourly rate), in every proper way to secure the Company’s rights in the Work Product and any copyrights, trademarks, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Work Product, and any copyrights, trademarks, patents, mask work rights or other intellectual property rights relating thereto. Consultant further agrees that Consultant’s obligation to execute or cause to be executed any such instrument or papers shall continue after the termination of this Agreement. If Company is unable for any reason to secure Consultant’s signature to any document required to file, prosecute, register or memorialize the assignment of any rights under any Work Product as provided under this Agreement, and only after the Company has made a reasonable written request for such signature and Consultant has failed to respond within 20 business days thereafter, Consultant hereby designates and appoints Company and Company’s duly authorized officers and agents as Consultant’s agents and attorneys-in-fact to act for and on Consultant’s behalf and instead of Consultant to take all lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance and enforcement of rights in, to and under any Work Product, all with the same legal force and effect as if executed by Consultant. The foregoing is deemed a power coupled with an interest and is irrevocable. Such appointment is limited solely to documents necessary to perfect or record the Company’s rights in Work Product assigned under Section 6(a), and may not be used to make or modify any representation, warranty, covenant or other substantive obligation on Consultant’s behalf.

6.
Originality and Non-infringement, Indemnification and Limitation of Liability.

(a)
Consultant represents and warrants that (i) Consultant has the right to enter into and fully perform this Agreement and to grant the rights granted hereunder, (ii) Consultant has the experience and skill to fully perform this Agreement, (iii) the Work Product and all materials and Services provided by Consultant hereunder shall be original with Consultant and, to Consultant’s knowledge, the use thereof by the Company or its assignees, licensees, customers, representatives, or distributors will not infringe any copyright, trade secret, patent or other intellectual property right of any third party, and (iv) no other rights, licenses, or permissions are required from any third party nor are any payments required to be made to any third party with respect to the Work Product, the Services, and the rights granted to the Company herein, including without limitation any unions or guilds. The representations and warranties in clauses (iii) and (iv) do not apply to, and Consultant shall have no liability with respect to, (A) any materials, data, specifications, designs, protocols or other items furnished, specified or directed by the Company or by any third party on the Company’s behalf, (B) any modification of the Work Product by any person other than Consultant, (C) any combination of the Work Product with items not supplied by Consultant, or (D) any use of the Work Product other than as contemplated by this Agreement. Consultant makes no representation or warranty as to the patentability, validity, enforceability or commercial viability of any Work Product, or as to any regulatory, clinical, financing or business outcome.

(b)
Consultant agrees to indemnify and hold the Company harmless against any third-party claim, and any resulting liability, loss, cost, damage or expense (including reasonable outside attorneys’ fees) finally awarded against the Company or paid in a settlement approved in writing by Consultant, in

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each case to the extent arising out of Consultant’s material breach of the foregoing representations and warranties or Consultant’s gross negligence or willful misconduct. Consultant’s obligations under this Section 7(b) are conditioned upon the Company (i) promptly notifying Consultant in writing of the claim, (ii) granting Consultant sole control of the defense and settlement of the claim, and (iii) providing Consultant with reasonable cooperation and assistance at the Company’s expense. The Company shall not settle any such claim in a manner that imposes any obligation or admission on Consultant without Consultant’s prior written consent.

(c)
Company Indemnification. The Company shall indemnify, defend and hold harmless Consultant and Consultant’s employees, subcontractors and affiliates from and against any third-party claim, and any resulting liability, loss, cost, damage or expense (including reasonable attorneys’ fees), arising out of or relating to (i) the Company’s use, modification, commercialization, disclosure or distribution of the Work Product or any deliverable, (ii) any product, service, clinical study, regulatory filing, investor disclosure or financing of the Company, (iii) any materials, data, protocols or instructions furnished or directed by the Company, (iv) the Company’s breach of this Agreement, or (v) the Company’s negligence or willful misconduct, except in each case to the extent such claim arises from Consultant’s gross negligence or willful misconduct. Company’s obligations under this Section 7(c) are conditioned upon the Consultant (i) promptly notifying Company in writing of the claim, and (ii) providing Company with reasonable cooperation and assistance at the Consultant’s expense. The Company shall cover Consultant as an insured or additional insured under any general liability, errors and omissions, clinical trial and directors and officers liability insurance maintained by the Company to the extent applicable to Consultant’s provision of the Services, and shall provide evidence of such coverage upon Consultant’s request. Without limiting the foregoing, the Company shall cause Consultant to be covered as an insured under the Company’s directors and officers liability insurance policy (on the same basis as the Company’s other officers) in respect of Consultant’s acts and omissions in her capacity as the Company’s interim Chief Medical Officer, for so long as Consultant serves in that capacity and, thereafter, on a tail basis to the same extent as for the Company’s other departing officers. In addition, and notwithstanding anything to the contrary in this Section 7(c), the Company shall indemnify and hold harmless Leila Alland, MD (an “Indemnitee”), to the fullest extent permitted by applicable law, from and against any and all losses, liabilities, judgments, fines, penalties, amounts paid in settlement and expenses (including reasonable attorneys’ fees) incurred in connection with any threatened, pending or completed claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, regulatory or investigative, arising out of or relating to Indemnitee’s service as the Company’s interim Chief Medical Officer or the performance of the Services, except to the extent finally determined by a court of competent jurisdiction to have resulted from Indemnitee’s fraud, gross negligence or willful misconduct. The Company shall advance all reasonable expenses (including attorneys’ fees) incurred by an Indemnitee in connection with any such matter, in advance of its final disposition, within 30 days after receipt of a written request with reasonable supporting documentation, provided that Indemnitee undertakes in writing to repay such advances if and to the extent it is finally determined by a court of competent jurisdiction that Indemnitee is not entitled to indemnification. Such undertaking shall be unsecured and shall be accepted without regard to Indemnitee’s ability to repay. The rights under this paragraph are in addition to any other rights Indemnitee may have under this Agreement, the Company’s certificate of incorporation, bylaws, any agreement or applicable law, shall be no less favorable than those provided to the Company’s other executive officers, and shall survive the expiration or termination of this Agreement.

(d)
Limitation of Liability. EXCEPT FOR CONSULTANT’S FRAUD, WILLFUL MISCONDUCT OR BREACH OF SECTION 5, CONSULTANT’S TOTAL AGGREGATE LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED FEES ACTUALLY PAID TO CONSULTANT IN THE IMMEDIATELY PRIOR 6 MONTHS UNDER THIS AGREEMENT. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL,

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EXEMPLARY OR PUNITIVE DAMAGES, OR FOR ANY LOST PROFITS, LOST REVENUE, LOST DATA, LOSS OF BUSINESS OPPORTUNITY, LOST FINANCING OR DIMINUTION IN VALUE, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE LIMITATIONS IN THIS SECTION 7(d) DO NOT APPLY TO THE COMPANY’S PAYMENT OBLIGATIONS UNDER SECTION 2 OR TO THE COMPANY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 7(c).

7.
No Conflicts. During the term of this Agreement, Consultant will not accept work, enter into a contract or accept an obligation that would materially prevent Consultant from performing Consultant’s obligations under this Agreement or that would require Consultant to breach Section 5 or Section 6. Consultant warrants that, to the best of Consultant’s knowledge, there is no other existing contract or duty on Consultant’s part that conflicts with or is inconsistent with this Agreement. The Company and Consultant agree that Consultant is free to engage in other employment or consulting activity during the term of this Agreement, provided that such activity is not inconsistent with or in conflict with any provision hereof. The Company acknowledges that Consultant provides, and will continue to provide, clinical, and scientific consulting and other professional services to other persons and entities, including entities engaged in the same or similar therapeutic areas or fields as the Company, and nothing in this Agreement restricts Consultant from doing so, provided that Consultant complies with Sections 5 and 6. This Agreement does not contain, and shall not be construed to create, any non-competition, exclusivity or non-solicitation obligation on the part of Consultant.

8.
Business Conduct and Ethics. Consultants and other service providers must maintain the confidentiality of any information entrusted to them by the Company or its customers, and any other confidential information about the Company that comes to them, from whatever source. Confidential information includes all non-public information that might be of use to competitors, or harmful to the Company or its customers, if disclosed. The Company encourages the reporting of illegal or unethical behavior and encourages its consultants and other service providers to speak with the appropriate Company personnel about the best course of action in a particular situation, whether that be violations of laws, rules or regulations or concerns regarding the company’s business or operations. Notwithstanding the foregoing, Consultant’s confidentiality obligations are governed exclusively by Section 5, and this Section 9 does not expand them. Consultant shall not be bound by any Company code of conduct, policy, handbook or similar document unless it has been provided to Consultant in writing and Consultant has agreed to it in writing. Nothing in this Section 9 requires Consultant to obtain the Company’s consent before reporting a suspected violation of law to any governmental or regulatory authority, or limits Consultant’s ability to cooperate with any such authority.

9.
Miscellaneous.

(a)
Assignment. Neither party to this Agreement may assign or delegate its obligations under this Agreement either in whole or in part without the prior written consent of the other party. Notwithstanding the foregoing, the Company may assign this agreement or any of its rights or obligations hereunder to any affiliate of the Company and any successor in interest to the Company’s business.

(b)
Equitable Relief. Each party acknowledges that a breach of Section 5 or Section 6 of this Agreement may result in irreparable harm to the other party for which monetary damages may be an inadequate remedy, and that the non-breaching party may seek injunctive or other equitable relief, in addition to any other rights and remedies it may have, in each case subject to the requirements of applicable law and without any presumption or admission that damages would be inadequate in any particular case.

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(c)
Governing Law; Consent to Jurisdiction. This Agreement and any action related thereto shall be governed, controlled and construed by and under the laws of the State of California, without giving effect to its conflicts of laws principles. The parties hereto each hereby submits herself or itself for the sole purpose of this Agreement and any controversy arising hereunder to the exclusive jurisdiction of the state or federal courts of competent jurisdiction in the State of California.

(d)
Miscellaneous. This Agreement represents the entire agreement between the parties relating to the subject matter hereof and no waiver or modification of this Agreement shall be valid unless in writing signed by each party. The waiver of a breach of any term hereof shall in no way be construed as a waiver of any other term or breach hereof. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect. Any provision held to be unenforceable shall be modified to the minimum extent necessary to render it enforceable while preserving the parties’ intent. This Agreement supersedes all prior and contemporaneous agreements, understandings, proposals and communications, whether written or oral, relating to the subject matter hereof, except as provided in the preamble with respect to the Prior Agreement. In the event of any conflict between the body of this Agreement and Exhibit A, Exhibit A shall govern with respect to the description of the Services and Consultant’s compensation. Neither party shall have any liability for its failure to perform its obligations hereunder when due to circumstances beyond its reasonable control. This Agreement shall inure to the benefit of and be binding upon each party’s successors and assigns.

(e)
Notices. Any notice required or permitted hereunder shall be given to the appropriate party at the address specified beneath such party’s signature below or at such other address as the party may hereafter specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address, five business days after the date of mailing if sent by certified or registered U.S. mail, or two business days after the date of deposit with Federal Express or similar overnight courier. Notice may also be given by email to the email address specified beneath such party’s signature below, and shall be deemed given on the next business day after transmission absent a bounce-back or other indication of non-delivery.

(f)
Survival of Terms. The provisions of Sections 2 (with respect to all amounts accrued prior to termination) 4, 5, 6, 7, 8, 9 and 10 hereof shall survive termination of this Agreement.

(g)
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signature or by other electronic means, which shall be accepted as if they were original signatures.

(h)
Publicity; Use of Name. Neither party shall use the name, likeness, image, voice, biography, credentials, institutional or academic affiliation, title or logo of the other party in any press release, website, marketing material, pitch deck, or other public communication without the prior written consent of such party in each instance (which consent may be given by email). Consent to a particular use shall not constitute consent to any other use, and Consultant may withdraw consent prospectively upon written notice. The Company shall not state or imply that Consultant endorses, recommends or has approved any product, service, regulatory filing, investment or transaction of the Company.

(i)
Regulatory Matters; No Professional Advice. The parties acknowledge that Consultant is not a registered broker-dealer, investment adviser, placement agent or finder, and nothing in this Agreement requires Consultant to solicit or negotiate the purchase or sale of securities, to provide investment advice, or to engage in any activity requiring registration under applicable securities laws. Consultant’s compensation is fixed as set forth on Exhibit A and is not contingent upon, or calculated by reference to, the completion, size or terms of any financing, licensing or other transaction. Consultant

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provides no legal, tax, accounting, regulatory compliance or investment advice, and the Company remains solely responsible for all business, clinical, regulatory and financing decisions. Consultant does not provide medical care or treatment to any patient under this Agreement, and no physician-patient relationship is created hereby. The compensation payable to Consultant represents fair market value for the Services, has been determined through arm’s-length negotiation, and is not intended to induce or reward the referral of business or the purchase, order or recommendation of any item or service reimbursable by any federal or state health care program.

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IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first set forth above.

Cardiff Oncology, Inc.	Leila Alland MD Consultancy LLC
Address: 11055 Flintkote Avenue San Diego, CA 92121	Address: [***]
By: /s/ Mani Mohindru Name: Mani Mohindru, PhD Title: President and CEO	By: /s/ Leila Alland Name: Leila Alland, MD Title: Member

Certain identified information has been redacted from this exhibit because it is both (i) not material and (ii)information that is private or confidential. The redacted information is identified by the mark “[***]”.

[Signature Page to Consulting Agreement]

January 2017

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